Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the Registration Statement on Amendment No. 4 to Form F-1 dated December 30, 2025 of Semidux (Cayman) Holding Limited (the “Registrant”) and are in agreement with the statements contained under the section of “Change in Registrant’s Certifying Accountant” as it pertains to our firm; we are not in a position to agree or disagree with any other statements of the Registrant contained therein.

Very truly yours,

/s/ TPS Thayer, LLC

Sugar Land, Texas
December 30, 2025